Exhibit 99.1

So Act® Network Announces First Group of Celebrities and Experts Participating in the Company’s Endorsement Program

On 7:00 am EDT, Tuesday January 26, 2010

HOUSTON, Texas--(GLOBE NEWSWIRE) -- So Act® Network, Inc. (OTCBB:SOAN) announced today that it has launched a comprehensive web page at its online network which features the approved quotes, backgrounds and initiatives of those already signed to participate in the Company’s Celebrity and Expert Endorsement Program. As announced previously, this program includes a diverse group of talent in Film, Television, Music, Fitness and Professional areas such as medicine, health, broadcasting, motivation and philanthropy. Each endorsement comes with a two-year agreement with the Company to feature the celebrity’s photo, background and positive quote at SoAct.Net highlighting specific benefits about the emerging network. To make their own fan bases aware of So Act and its goal of improving our world, participants will post the So Act logo (linking back to SoAct.Net) from their web sites or social network home pages such as Facebook, MySpace and Twitter that say, ‘I love So Act’. Several participants have also agreed to provide video interviews for use online to further the So Act message of getting involved and making a difference. Here are the approved quotes so far –

Amidst all the gloom, here is a ray of hope. It’s called So Act. William Shatner – Movie and Television Star (Boston Legal)

So Act isn't just another social network. It's a social network with a mission - a mission to change the world. Corbin Bleu – Movie and Television Star, Recording Artist (High School Musical, Freestyle)

So Act is the social network of the future.  Help yourself and join it NOW.  Don't find yourself in the Dog House. Duane “Dog” Chapman - Famous Bounty Hunter (A&E)

The world is in a time of need - and we need So Act. Peter Facinelli – Movie and Television Star (Twilight, Nurse Jackie)

We all want to do our part. So Act is the network that makes it all happen. It is the best place to make a difference. Ed Asner – Movie and Television Star (Pixar - UP)

It's rewarding to positively improve just one person's life. With So Act, many people's lives can be improved. Jennie Garth – Movie and Television Star (90210, What I Like About You)

Why So Act changing the world is a good thing: Finally, here is a site where like-minded people of diverse viewpoints can advance humanitarian and health oriented goals; a place to collaborate undisturbed in developing projects together. Zev Davis, M.D. Cardiac Surgeon and Health Expert

So Act isn't about helping one person. It's about helping everyone. Bailee Madison – Movie and Television Star (Brothers, Bridge to Terabithia)

It’s important that So Act isn’t trying to be a better network. It was created to build a better future world for everyone. Jeanne Cooper – Movie and Television Star (The Young and the Restless)

So Act is like flexing your muscles, it stimulates growth and greatness. Come flex with me at So Act. Cory Everson – Fitness Superstar (6 Time Ms. Olympia Champion)

So Act Network is the place to get serious work done. Barry Williams – Television Star (Brady Bunch)

So Act is my personal Death Star. With it, I feel like I can conquer the universe…one planet…I mean one person at a time. Adrianne Curry – America’s First Top Model

I love So Act because I can connect with people who want to make a positive difference like I do. Cindy Williams – Television Star

With So Act it’s easy to connect with people all over the world who want to come together and make a difference. Elliott Gould – Movie and Television Star

So Act Network is the long overdue resource to help you get involved and make a difference in our world. If “giving back” is one of your resolutions, then So Act can help you make it happen. Corbin Bernsen – Movie & Television Star

So Act Network is a breath of fresh air. It is full of incredible tools that make it so easy to make a difference and connect with other people who want to do the same thing. Ryan Malgarini – Television Star

When strangers gather with aligned intentions, they instantly become family. So Act showed me how big my family is. Marshall Zale – Blog Talk Radio Host

I was tired of being a social recluse, SO ACT commanded me to act and I’m glad I did. I’ve acted, now you should. Christopher Knight – Television Star

So Act is the 60 Minutes of social networks... probing, assertive, informed and balanced. It’s not just another social network, but is the venue that engages, informs & mobilizes people.  Jon Hansen – Social Media Author & Radio Host

I'm into So Act because it lets me connect with people who want to make a positive difference like I do plus the communication platform is one of the coolest I’ve used yet. Jon Huertas – Movie and Television Star

I’m very pleased to be a part of this exciting new concept in social networking. I plan on working with So Act and its members to help establish a professional and prosperous network. My previous law enforcement career and experiences will help prevent fraudsters and manipulators from weakening this state of the art social network". Dennis Williams – Retired Detective and Law Enforcement Expert

About So Act Celebrities and Experts in its Endorsement Program
Backgrounds and important initiatives of all participants in So Act Network’s Celebrity and Expert Endorsement Program can be found at the Company website at http://www.soact.net/celebrities_experts.html  As other professionals supply their approved quotes, they will be provided in subsequent timely releases and added to the web page above.

About So Act® Network, Inc.
Social Media expert Jon Hansen called So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act’s cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private, format that crosses  global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a “top 10” filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media. While membership is free, several features to increase network size and capability for those with greater needs will be available for $1, $2 and $5 monthly fees as member use expands. So Act also provides partnership and profit-sharing opportunities for individuals and companies seeking to gain a meaningful foothold in the Social Networking space. For more information, and to join free visit www.SoAct.Net.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov. Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which is also on file with the SEC. All information provided in this release is as of January 22, 2010 and So Act Network undertakes no duty to update this information. So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Source:	So Act Network, Inc.	Investor Relations Contact:
Contact:	Greg Halpern	Steven Marcus
	Greg@SoAct.Net	DME Capital LLC
	210-401-7667	917-648-0663